Exhibit 99.3

Schedule 6.20

REGISTRATION RIGHTS

1.	Certain Definitions.

The following capitalized terms used herein shall have the meanings set forth below.  All terms not defined herein shall have the meaning set forth in the Agreement and Plan of Merger, dated as of March 30, 2010 (the “Merger Agreement”), by and between FHB Formation LLC, a Delaware limited liability company, and Northeast Bancorp, a Maine corporation.

“Filing Date” shall have the meaning set forth in Section 2(a).

“FINRA” shall mean the Financial Industry Regulatory Authority.

“Holder” shall mean an Investor who receives shares of Surviving Company Common Stock pursuant to the Merger Agreement.

“Initiating Holders” shall have the meaning set forth in Section 3(a).

“Nine Month Anniversary Date” shall have the meaning set forth in Section 2(a).

“Offering Blackout Period” shall have the meaning set forth in Section 3(c).

“Prospectus” shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement, and by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

“Registrable Shares” shall mean all Surviving Company Voting Common Stock issued to Holders pursuant to the Merger and any shares of Surviving Company Voting Common Stock or other securities issued or issuable in respect of the shares of Surviving Company Voting Common Stock upon conversion of Surviving Company Non-Voting Common Stock or by way of spin-off, dividend or stock split or in connection with a combination of shares, reclassification, merger, consolidation or reorganization; provided, however, that such shares of Surviving Company Voting Common Stock shall not include (i) Surviving Company Voting Common Stock for which a Registration Statement relating to the sale thereof shall have become effective under the Securities Act and which have been disposed of, as applicable, under such Registration Statement, and (ii) Surviving Company Voting Common Stock sold pursuant to Rule 144; provided, further, that as to any Registrable Shares, such securities shall cease to constitute “Registrable Shares” from and after the date on which such securities may be freely sold publicly without either registration under the Securities Act or compliance with any restrictions or limitations, including without limitation restrictions as to volume or manner of sales or public information requirements, under Rule 144.

“Registration Effectiveness Date” shall have the meaning set forth in Section 2(a).

“Registration Expenses” shall mean any and all expenses incident to the performance of or compliance with this Agreement, including without limitation: (a) all registration and filing fees; (b) all fees and expenses associated with a required listing of the Registrable Shares on any securities exchange; (c) fees and expenses with respect to filings required to be made with the NASDAQ or FINRA; (d) fees and expenses of compliance with securities or “blue sky” laws (including reasonable fees and disbursements of counsel for the underwriters or holders of securities in connection with blue sky qualifications of the securities and determination of their eligibility for investment under the laws of such jurisdictions); (e) printing expenses, messenger, telephone and delivery expenses; (f) fees and disbursements of counsel for the Surviving Company and customary fees and expenses for independent certified public accountants retained by the Surviving Company (including the expenses of any comfort letters, or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters, if such comfort letter or comfort letters is required by the managing underwriter); (g) securities acts liability insurance, if the Surviving Company so desires; (h) all internal expenses of the Surviving Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties); (i) the expense of any annual audit; (j) the fees and expenses of any person, including special experts, retained by the Surviving Company; and (k) the reasonable out-of-pocket expenses of Holders, including, without limitation, the expenses of a single counsel for Holders, in connection with the Registration Statements filed by the Surviving Company pursuant to Section 2(a) hereof; provided, however, that Registration Expenses shall not include, and the Surviving Company shall not have any obligation to pay, any underwriting fees, discounts, or commissions attributable to the sale of such Registrable Shares, or any legal fees and expenses of counsel to any Holder (except as specifically provided above) and any underwriter engaged by any Holder.

“Registration Statement” shall mean any registration statement of the Surviving Company which covers the resale of any of the Registrable Shares under the Securities Act on an appropriate form, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

“Resale Shelf Registration Expiration Date” shall have the meaning set forth in Section 2(a).

“Resale Shelf Registration Statement” shall have the meaning set forth in Section 2(a).

“Rule 144” means Rule 144 under the Securities Act (or any successor provision).

“Surviving Company Offering” shall have the meaning set forth in Section 3(c).

“Suspension Event” shall have the meaning set forth in Section 3(b).

“Underwritten Demand Notice” shall have the meaning set forth in Section 3(a).

“Underwritten Demand Statement” shall have the meaning set forth in Section 3(a).

2.	Resale Registration Rights.

(a)           Registration Statement Covering Resale of Registrable Shares.  At any time following the date that is the nine month anniversary of the Effective Time (the “Nine Month Anniversary Date”), a Holder or Holders then holding not less than five percent (5%) of the issued and outstanding shares of Surviving Company Common Stock may, on not more than three occasions in aggregate, request in writing that the Surviving Company file a shelf registration statement (a “Resale Shelf Registration Statement”) pursuant to Rule 415 under the Securities Act covering all of the Registrable Shares to enable the resale on a delayed or continuous basis of such Registrable Shares by the Holders.  The Resale Shelf Registration Statement shall be filed on Form S-3 (or any applicable successor form thereto) with the SEC not later than 30 days following such request (such date of filing, the “Filing Date”).  The Surviving Company shall use its commercially reasonable efforts to have the Resale Shelf Registration Statement declared effective under the Securities Act as expeditiously as practicable, but in no event later than (i) 15 days following the Filing Date in the case where the SEC does not elect to review the Resale Shelf Registration Statement, and (ii) 60 days following the Filing Date, in the case where the SEC elects to review the Resale Shelf Registration Statement (such date of effectiveness, the “Registration Effectiveness Date”).  The Surviving Company agrees to use its commercially reasonable efforts to maintain the effectiveness of the Resale Shelf Registration Statement, including by filing any necessary post-effective amendments and prospectus supplements, or, alternatively, by filing new registration statements relating to the Registrable Shares as required by Rule 415 under the Securities Act, continuously until the date (the “Resale Shelf Registration Expiration Date”) which is the earlier of (x) two years following the Registration Effectiveness Date, or (y) the date on which all Registrable Shares have been disposed of by the Holders.

(b)           Notification and Distribution of Materials.  The Surviving Company shall notify the Holders of the effectiveness of any Registration Statement applicable to the Registrable Shares and shall furnish to the Holders, without charge, such number of copies of the Registration Statement (including any amendments, supplements and exhibits), the Prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Registration Statement or such other documents as the Holders may reasonably request in order to facilitate the sale of the Registrable Shares in the manner described in the Registration Statement.

(c)           Amendments and Supplements.  The Surviving Company shall promptly prepare and file with the SEC from time to time such amendments and supplements to the Registration Statement and Prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Shares until the Resale Shelf Expiration Date.  Upon five Business Days’ notice, the Surviving Company shall file any supplement or post-effective amendment to the Registration Statement with respect to the plan of distribution or a Holder’s ownership interests in his, her or its Registrable Shares that is reasonably necessary to permit the sale of such Holder’s Registrable Shares pursuant to the Registration Statement.

(d)           Notice of Certain Events.

(i)           The Surviving Company shall promptly and in any event within three Business Days notify the Holders of, and confirm in writing, any request by the SEC for any amendment or supplement to, or additional information in connection with, any Registration Statement required to be prepared and filed hereunder (or Prospectus relating thereto).  The Surviving Company shall promptly and in any event within three Business Days notify each Holder of, and confirm in writing, the filing of the Registration Statement or any Prospectus, amendment or supplement related thereto or any post-effective amendment to the Registration Statement and the effectiveness of any post-effective amendment.

(ii)           At any time when a Prospectus relating to the Registration Statement is required to be delivered under the Securities Act to a transferee, the Surviving Company shall immediately notify the Holders (A) of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) in such event, to suspend sales of Registrable Shares.  Subject to the provisions of Section 3 below, in such event, the Surviving Company shall promptly, and in any event within ten Business Days, prepare and file a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter deemed delivered to the purchasers of Registrable Shares sold under the Prospectus, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.  The Surviving Company shall, if necessary, promptly, and in any event within ten Business Days, amend the Registration Statement of which such Prospectus is a part to reflect such amendment or supplement.

3.	Underwritten Offering Rights

(a)           Subject to the conditions set forth in this Agreement, at any time after the Nine Month Anniversary Date, the Surviving Company shall, at the written request of any Holder or Holders (the “Initiating Holders”) to sell in an underwritten offering that number of Registrable Shares (i) with an aggregate Fair Market Value of not less than $5,000,000 as of the date of such request or (ii) equal to twenty-five percent (25%) of the Registrable Shares (an “Underwritten Demand Notice”), cause to be prepared and filed as soon as practicable after the date of such request by such Initiating Holder either (i) a registration statement or (ii) a (A) supplement, (B) post-effective amendment or (C) Form 8-K incorporated by reference to the Resale Shelf Registration Statement in accordance with the rules under the Securities Act (or such other rule as is applicable to the proposed sale), in each case covering all or a portion of such Registrable Shares for the purpose of effecting an underwritten offering of such Registrable Shares (an “Underwritten Demand Statement”); provided, however, that the Surviving Company shall not be required to effect an Underwritten Demand Statement pursuant to a request under this Section 3(a) more than three times for the Holders of Registrable Shares collectively; provided, further, that no Holder shall be entitled to demand an Underwritten Demand Statement during a Suspension Event or Offering Blackout Period.  A registration requested pursuant to this Section 3(a) shall not count as one of the three permitted Underwritten Demand Statements unless the Holders of Registrable Shares participating in such Underwritten Demand Statement register at least fifty percent (50%) (by number of shares) of the amount of Registrable Shares requested to be included in such Underwritten Demand Statement.

(b)           The Surviving Company shall use its commercially reasonable efforts to have the Underwritten Demand Statement declared effective under the Securities Act, if required, as expeditiously as practicable.  Any Underwritten Demand Statement filed under this Section 3 shall reflect such plan or method of distribution of the applicable securities as shall be designated by the managing underwriter.

(c)           Pursuant to the exercise of each underwritten demand right, the Surviving Company shall have the right to postpone the filing or the effectiveness of each Underwritten Demand Statement pursuant to this Section 3 as provided in Section 4.

(d)           Notwithstanding anything to the contrary contained herein, no request may be made under this Section 3 within 90 days after the effective date of an Underwritten Demand Statement filed by the Surviving Company pursuant to any Underwritten Demand Notice.

(e)           The Initiating Holders shall be entitled to select nationally recognized investment banks to act as the underwriters for such offering; provided, however, that, such selection shall be subject to the consent of the Surviving Company (which consent shall not be unreasonably withheld).

(f)           The Surviving Company shall make available members of the management of the Surviving Company and its Affiliates for reasonable assistance in selling efforts related to such offering (including, without limitation, senior management attendance at due diligence meetings with underwriters and their counsel and road shows) and shall enter into underwriting agreements containing usual and customary terms and conditions for such types of offerings and take all such other actions in connection therewith customarily undertaken by issuers in order to expedite or facilitate the disposition of such Registrable Shares, including without limitation: (i) make such representations and warranties to the underwriters with respect to the business of the Surviving Company, the Registration Statement, the Prospectus and any documents, if any, incorporated or deemed to be incorporated by reference therein, as may reasonably be required by the underwriters; (ii) obtain opinions of counsel to the Surviving Company and updates thereof, addressed to Holders and each of the underwriters; (iii) obtain “cold comfort” letters and updates thereof from the independent certified public accountants of the Surviving Company addressed to Holders and each of the underwriters; (iv) ensure that, if an underwriting agreement is entered into, such agreement shall contain indemnification provisions and procedures that are usual and customary for an offering of such size; (v) file with the SEC a final Prospectus with respect to the offering that satisfies the requirements of Section 10(a) of the Securities Act as soon as practicable after the Registration Statement is declared effective and, in any event, prior to the first scheduled date for delivery by the Holders to the underwriters or purchasers of Registrable Securities in the offering and (vi) deliver such documents and certificates as may be reasonably requested by the underwriters and their respective counsel to evidence the continued validity of the representations and warranties made pursuant to clause (i) of this Section 3(f).

(g)           In connection with an Underwritten Demand Statement, if the managing underwriter of such offering determines that the number of securities sought to be offered should be limited due to market conditions, then the number of securities to be included in such underwritten public offering shall be reduced to a number deemed satisfactory by such managing underwriter; provided, however, that securities shall be excluded in the following sequence: (i) first, shares of Surviving Company Voting Common Stock held by any stockholders not having registration rights with regard to securities of the Surviving Company, (ii) second, shares of Surviving Company Voting Common Stock held by stockholders other than the holders of Registrable Shares having contractual, incidental “piggy back” rights to include such securities in the registration statement, (iii) third, shares of Surviving Company Voting Common Stock sought to be registered by the Surviving Company for its own account and (iv) fourth, Registrable Shares, it being understood that no shares of Surviving Company Voting Common Stock shall be registered for the account of Parent or any stockholder of the Surviving Company other than the Holders unless all Registrable Shares for which holders thereof have requested registration have been registered.  If there is a reduction of some but not all of the number of Registrable Shares pursuant to clauses (i) through (iv), such reduction shall be made on a pro rata basis (based upon the aggregate number of securities held by the holders in the applicable category and subject to the priorities set forth in the preceding sentence).

4.	Suspension of Registration Requirement; Restriction on Sales.

(a)           The Surviving Company shall as promptly as possible notify each Holder of, and confirm in writing, the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement with respect to such Holder’s Registrable Shares or the initiation of any proceedings for that purpose.  The Surviving Company shall use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of such a Registration Statement at the earliest possible moment.

(b)           Notwithstanding anything to the contrary set forth in this Agreement, the Surviving Company’s obligation under this Agreement to file, amend or supplement a Registration Statement, or to cause a Registration Statement, or any filings with any state securities commission, to become effective shall be suspended, for one or more reasonable periods not to exceed the period described in Section 5 below, if the Board of Directors of the Surviving Company determines in good faith that such suspension is in the best interests of the Surviving Company and its shareholders in order to avoid the disclosure of information not otherwise then required by law (in the absence of a registration or sales thereunder) to be publicly disclosed or for another valid business purpose (any such circumstances being hereinafter referred to as a “Suspension Event”).  The Surviving Company shall notify the Holders of the existence of any Suspension Event by promptly delivering to each Holder a certificate signed by an executive officer of the Surviving Company stating that a Suspension Event has occurred and is continuing.

(c)           Subject to the terms of Section 5 below, each Holder of Registrable Shares agrees, if requested by the managing underwriter or underwriters in a Surviving Company-initiated underwritten offering (each, a “Surviving Company Offering”), not to effect any public sale or distribution of any of the Registrable Shares pursuant to a then effective Shelf Registration Statement or if a Shelf Registration Statement is not then effective, not to request the filing of a Shelf Registration Statement pursuant to Section 2 above or request an Underwritten Demand Statement during the Offering Blackout Period.  The Surviving Company shall use reasonable best efforts to give written notice to each Holder of any Offering Blackout Period at least 15 days prior to the commencement of the Offering Blackout Period; provided, however, that if the Surviving Company is unable to provide 15 days advance notice of the commencement of the Offering Blackout Period, the Surviving Company shall provide as much notice as reasonably possible; provided, further, that the failure to timely provide such notice shall not in any way prohibit the commencement of an Offering Blackout Period.  The “Offering Blackout Period” shall commence on a date set by the Surviving Company, which shall be no earlier than the fifteenth day preceding the anticipated date of pricing of such Surviving Company Offering, and shall end on the earliest to occur of:

(i)           the later to occur of 60 days after the closing date of such Surviving Company Offering or one day after the date on which the closing price of the class of equity securities sold by the Surviving Company in such Surviving Company Offering shall have averaged for a period of 20 consecutive trading days at least one hundred five percent (105%) of the initial price to the public of such security in such Surviving Company Offering; or

(ii)           the date on which all directors and executive officers who have been required to enter into contractual lock-up or similar restrictions on the sale of shares of Surviving Company Voting Common Stock owned by them may begin to effect public sales of shares of Surviving Company Voting Common Stock following such Surviving Company Offering, including pursuant to waivers of the restrictions by the managing underwriter or underwriters;

provided, however, that this Subsection 4(c) shall not prohibit resales of Registrable Shares by any Holder not subject to the registration requirements of the Securities Act (including, without limitation resale of Registrable Shares pursuant to Rule 144) and similarly exempt from any registration requirement under any state “blue sky” or similar laws; provided, further, that the purchaser in any private resale shall agree in writing to be subject to such restrictions for the remaining portion of such period that would otherwise apply to such Holder.

Subject to the terms of Section 5 below, each Holder agrees that, following the Registration Effectiveness Date relating to Registrable Shares of such Holder, such Holder will not effect any sales of the Registrable Shares pursuant to such Registration Statement or any filings with any state securities commission at any time after such Holder has received notice from the Surviving Company to suspend sales as a result of the occurrence or existence of any Suspension Event or so that the Surviving Company may correct or update the Registration Statement or such filing.  The Holders may recommence effecting sales of the Registrable Shares pursuant to the Registration Statement or such filings, and all other obligations which are suspended as a result of a Suspension Event shall no longer be so suspended, following further notice to such effect from the Surviving Company, which notice shall be given by the Surviving Company not later than one Business Day after the conclusion of any such Suspension Event.

5.	Limitations on Suspension/Blackout Periods

Notwithstanding anything herein to the contrary, the Surviving Company covenants and agrees that (a) the Surviving Company’s rights to suspend its obligation under the agreements set forth herein to file, amend or supplement a Registration Statement and maintain the effectiveness of any Registration Statement during the pendency of any Suspension Event, (b) the Holders’ obligation to suspend public sales of Registrable Shares during one or more Offering Blackout Periods, and (c) the Holders’ obligations to suspend sales of Registrable Shares pursuant to a Registration Statement during the pendency of any Suspension Event, shall not, in the aggregate, cause the Holders to be required to suspend sales of Registrable Shares or relieve the Surviving Company of its obligation to file, amend or supplement and maintain the effectiveness of a Registration Statement for longer than any 90 days during any 12 month period.

6.	Piggyback Registration

If the Surviving Company proposes to register in an underwritten offering any of Surviving Company Voting Common Stock under the Securities Act for sale to the public (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Securities Act is applicable, or a registration statement on Form S-4, S-8 or another form not available for registering the Registrable Shares for sale to the public, or in connection with an Underwritten Demand Statement), each such time it will give written notice at the applicable address of record to each Holder of Registrable Shares of its intention to do so.  Upon the written request of any of such Holders of the Registrable Shares, given within ten Business Days after receipt by such Person of such notice, the Surviving Company shall, subject to the limits contained in this Section 6, use its commercially reasonable efforts to cause all such Registrable Shares of the requesting Holders to be registered under the Securities Act and qualified for sale under any state securities or “blue sky” law, to the extent required to permit such sale or other disposition of their Registrable Shares; provided, however, that if the managing underwriter of such offering determines that the number of securities sought to be offered should be limited due to market conditions, then the number of securities to be included in such underwritten public offering shall be reduced to a number deemed necessary by such managing underwriter.  Any shares eligible to be included pursuant to this Section 6 will be excluded in the following order of priority: (a) Surviving Company Voting Common Stock held by any shareholders not having any such contractual, incidental “piggyback” registration rights, (b) Surviving Company Voting Common Stock held by any shareholders having contractual, incidental “piggyback” registration rights pursuant to an agreement other than this Agreement, and (c) a portion of the Registrable Shares sought to be included by the Holders thereof as determined pro rata based upon the aggregate number of Registrable Shares held by such Holders.

7.	State Securities Laws

Subject to the conditions set forth in this Agreement, the Surviving Company shall, in connection with the filing of any Registration Statement hereunder, file such documents as may be necessary to register or qualify the Registrable Shares under the securities or “blue sky” laws of such states as the Holders may reasonably request, and the Surviving Company shall use its commercially reasonable efforts to cause such filings to become effective in a timely manner; provided, however, that the Surviving Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such state in which it is not then qualified or to file any general consent to service of process in any such state.  Once effective, the Surviving Company shall use its commercially reasonable efforts to keep such filings effective until the earlier of (a) such time as all of the Registrable Shares have been disposed of in accordance with the intended methods of disposition by the Holders as set forth in the applicable Registration Statement, (b) in the case of a particular state, the applicable Holders have notified the Surviving Company that they no longer require an effective filing in such state in accordance with their original request for filing or (c) the date on which the applicable Registration Statement ceases to be effective.

8.	Listing

The Surviving Company will cause all Registrable Shares to be listed or otherwise eligible for full trading privileges on the principal national securities exchange (currently NASDAQ) on which the shares of Surviving Company Voting Common Stock are then listed or quoted, not later than the date on which the Registrable Shares are issued by the Surviving Company to a Holder.  The Surviving Company will use commercially reasonable efforts to continue the listing or trading privilege for all Registrable Shares on such exchange.  The Surviving Company will as promptly as practicable notify the Holders of, and confirm in writing, the delisting of the shares of Surviving Company Voting Common Stock by such exchange.

9.	Expenses

The Surviving Company shall bear all Registration Expenses incurred in connection with the registration of the Registrable Shares pursuant to this Agreement and the Surviving Company’s performance of its other obligations under the terms of this Agreement.

10.	Indemnification by the Surviving Company

The Surviving Company agrees to indemnify and hold harmless each Holder whose shares are included in the Registration Statement, and if such Holder is not an individual, such Holder’s directors, officers and each person, if any, that controls a Holder whose shares are included in the Registration Statement within the meaning of the Securities Act, against any losses, claims, damages, expenses or liabilities to which such Holder or other such Person may become subject by reason of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, expenses or liabilities arise out of or are based upon information furnished in writing to the Surviving Company by or on behalf of a Holder for use in the Registration Statement.  The Surviving Company shall have the right to assume the defense and settlement of any claim or suit for which the Surviving Company may be responsible for indemnification under this Section 9 with counsel reasonably satisfactory to the indemnified party.  The indemnified party may participate in any such defense or settlement, but the Surviving Company shall not be liable to such indemnified party for any legal or other expenses incurred by such indemnified party in connection with the defense thereof; provided, however, that (a) if the Surviving Company fails to take reasonable steps necessary to defend in good faith the action or proceeding within ten Business Days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; or (b) if such indemnified party who is a defendant in any action or proceeding which is also brought against the Surviving Company shall have reasonably concluded, based on the advice of counsel, that there may be one or more legal defenses available to such indemnified party which are not available to the Surviving Company; or (c) if representation of both parties by the same counsel is impermissible under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction) and the Surviving Company shall be liable for any reasonable expenses therefor.  Each Holder whose shares are included in the Registration Statement agrees, severally and not jointly with any other Holder, to indemnify and hold harmless the Surviving Company and its directors, officers and each Person, if any, that controls the Surviving Company within the meaning of the Securities Act, against any losses, claims, damages, expenses or liabilities to which the Surviving Company or other such Person may become subject by reason of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only insofar as such losses, claims, damages, expenses or liabilities arise out of or are based upon information furnished in writing to the Surviving Company by or on behalf of such Holder for use in the Registration Statement.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any action or claim in respect of which indemnification or contribution may be sought hereunder unless such settlement, compromise or judgment (a) includes an unconditional release of the indemnified party from all liability arising out of such action or claim, and (b) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

11.	Covenants of Holders

It shall be a condition to the Surviving Company’s obligation under this Section 11 to include any Holder as a selling stockholder in any Registration Statement that such Holder (a) shall have provided promptly (and in any event within five Business Days of the request therefor) such information and other materials as the Surviving Company or its counsel shall reasonably request in connection with the Registration Statement and (b) shall have promptly taken all such actions as the Surviving Company shall reasonably request in connection with the Registration Statement.  Each Holder hereby represents, warrants and agrees that all such information provided by such Holder or on its behalf shall be true, complete and correct in all material respects.  Each Holder further agrees that if it shall become aware of any information that would cause any of the statements in the Registration Statement with respect to such Holder to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make such statements therein not false or misleading, it shall promptly inform the Surviving Company in writing, and the Surviving Company shall use its commercially reasonable efforts to promptly amend or supplement the Registration Statement.  Each Holder shall comply with the Securities Act and any other laws applicable to any disposition of any Registrable Securities pursuant to any Registration Statement.  The information regarding the Surviving Company included or incorporated by reference in the Registration Statement shall not at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  The information regarding the Surviving Company included or incorporated by reference in any Prospectus relating to the Registration Statement, as then amended or supplemented, shall not, as of the date such Prospectus, as then amended or supplemented, is delivered to the Holder, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.  Subject to the terms of this Section 11, if the Surviving Company becomes aware of any information that would cause any of the statements in the Registration Statement or any Prospectus related thereto, as then amended or supplemented, with respect to the Surviving Company to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make such statements not false or misleading, the Surviving Company shall use its reasonable best efforts to promptly amend or supplement the Registration Statement or such Prospectus.

12.	Contribution

If the indemnification provided for in Section 10 is unavailable to an indemnified party with respect to any losses, claims, damages, expenses or liabilities referred to therein or is insufficient to hold the indemnified party harmless as contemplated therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities as well as any other relevant equitable considerations.  The relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, shall be determined by reference to, among other factors, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Surviving Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro rata allocation or by any other method of allocation that fails to take account of the equitable considerations referred to above.  No Holder shall be required to contribute any amount in excess of the amount by which the net proceeds to such Holder from the sale of such Holder’s Registrable Securities pursuant to the Registration Statement exceeds the amount of any damages which such Holder has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

13.	No Other Obligation to Register; Rule 144 Information

Except as otherwise expressly provided in this Agreement, the Surviving Company shall have no obligation to the Holders to register the Registrable Shares under the Securities Act.  The Surviving Company shall use its best efforts to file with the SEC such information as is required under the Exchange Act for so long as there are holders of Registrable Shares; and in such event, the Surviving Company shall use its best efforts to take all action as may be required as a condition to the availability of Rule 144.  The Surviving Company shall furnish to any Holder of Registrable Shares upon request a written statement executed by the Surviving Company as to the steps it has taken to comply with the current public information requirement of Rule 144.  The Surviving Company shall use its best efforts to facilitate and expedite transfers of Registrable Shares pursuant to Rule 144, which efforts shall include timely notice to its transfer agent to expedite such transfers of Registrable Shares accompanied by any required authorizations by the Surviving Company and opinions of Surviving Company counsel.

14.	Amendments and Waivers

The provisions of this Agreement may not be amended, modified, or supplemented or waived without the prior written consent of (i) the Surviving Company, (ii) Holders of a majority of the aggregate outstanding Registrable Shares, and (iii) Specified Holders of ninety percent (90%) of the aggregate outstanding Registrable Shares; provided, however, that no such amendment, modification, supplement or waiver may materially adversely affect the rights of or materially alter the obligations of a Holder with respect to such Holder’s Registrable Shares disproportionately generally vis-à-vis other Holders of Registrable Shares without such Holder’s prior written consent.  A “Specified Holder” is a Holder that is or may be deemed to be an “affiliate” (as that term is defined in Rule 12b-2 of the Exchange Act) of the Surviving Company or that has one or more representatives serving as a director, observer, adviser or consultant of the Surviving Company.

15.	Notices

Except as set forth below, all notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given when and if delivered personally or sent by facsimile (with respect to notice by facsimile, on a Business Day between the hours of 8:00 a.m. and 5:00 p.m., New York time), five Business Days after being sent if mailed by registered or certified mail (return receipt requested), postage prepaid, or upon receipt if sent by courier or overnight delivery service to the respective parties at the following addresses (or at such other address for any party as shall be specified by like notice; provided, however, that notices of a change of address shall be effective only upon receipt thereof):

If to the Surviving Company:

Northeast Bancorp
500 Canal Street
Lewiston, ME 04240
Attention:	Chief Executive Officer
Facsimile:	(207) 777-5936

With copies to:

Goodwin Procter LLP
Exchange Place
Boston, MA 02109
Attention:	William P. Mayer, Esq.
James A. Matarese, Esq.
Facsimile	(617) 523-1231

If to the Holders:

At the respective addresses set forth in the Equity Commitment Letters.

16.	Successors and Assigns

The agreements set forth herein shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and their respective successors and assigns.  If any successor, assignee or transferee of any Holder shall acquire Registrable Shares in any manner, whether by operation of law or otherwise, (a) such successor, assignee or transferee shall be entitled to all of the benefits of a “Holder” hereunder and (b) such Registrable Shares shall be held subject to all of the terms hereunder, and by taking and holding such Registrable Shares such Person shall be conclusively deemed to have agreed to be bound by all of the terms and provisions hereof.

17.	Governing Law

The agreements set forth herein shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, without regard to the conflict of law principles thereof.  The Surviving Company and each Holder (a) consents to submit itself to the exclusive personal jurisdiction of the Delaware Court of Chancery, New Castle County, or if that court does not have jurisdiction, a federal court sitting in the State of Delaware (the “Delaware Courts”) in any action or proceeding arising out of or relating to the agreements set forth herein, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (d) agrees not to bring any action or proceeding arising out of or relating to the agreements set forth herein in any other court.  The Surviving Company and each Holder waives any defense or inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.  To the extent permitted by applicable law, any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 9.5 in the case of the Surviving Company and, in the case of the Holder, by sending or delivering a copy of the process to the party to be served at the address of the Holder set forth in such Holder’s Equity Commitment Letter.  Nothing in this Section 17, however, shall affect the right of any party to serve legal process in any other manner permitted by law.  THE SURVIVING COMPANY AND EACH HOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE AGREEMENTS SET FORTH HEREIN.

18.	Severability

In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

19.	Entire Agreement

The agreements set forth herein and the Equity Commitment Letters are intended by the parties as a final expression of their agreement and intended to be the complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to such subject matter.  The agreements set forth herein supersedes all prior agreements and understandings between the parties with respect to such subject matter.